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                                                                    Exhibit 23.2

                       CONSENT OF PRICEWATERHOUSECOOPERS

The Board of Directors
Phone.com, Inc.:

   We hereby consent to the use in this Registration Statement on Form S-1 of Phone.com, Inc. of our report dated 26 October 1999 relating to the financial statements of the WAP Business of APiON which appears in the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers

3 November 1999
Belfast, United Kingdom